EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following registration statements of our report dated December 29, 2014, relating to the consolidated balance sheets of El Capitan Precious Metals, Inc. and its subsidiaries (collectively, the “Company”) as of September 30, 2014 and 2013, and the related consolidated statements of expenses, stockholders’ equity, and cash flows for each of the years then ended, which appears in the Company's Annual Report on Form 10-K for the period ended September 30, 2014:  (i) Form S-8 Registration Statement No. 333-177417, filed with the Securities and Exchange Commission on October 20, 2011, (ii) Form S-8 Registration Statement No. 333-161486, filed on August 21, 2009, (iii) Form S-8 Registration Statement No. 333-146788, filed on October 18, 2007, (iv) Form S-8 Registration Statement No. 333-126697, filed on July 19, 2005, (v) Form S-8 Registration Statement No. 333-116484, filed on June 15, 2004, (vi) Form S-8 Registration Statement No. 333-108819, filed on September 15, 2003, and (vii) Form S-3 Registration Statement No. 333-193208, filed on June 1, 2014.

/s/  MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 29, 2014